UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant                                 ☒                 Filed by a Party other than the Registrant   ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Pinnacle West Capital Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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400 North Fifth Street
Phoenix, Arizona 85004

THE MEETING DATE IS FAST APPROACHING
PLEASE VOTE YOUR PROXY TODAY
May 4, 2020
Dear Shareholder:
According to our latest records, we have not received your voting instructions for the Annual Meeting of Shareholders of Pinnacle West Capital Corporation to be held on May 20, 2020. Your vote is extremely important, no matter how many shares you hold, so please vote your shares today!
For the reasons set forth in the Proxy Statement dated April 6, 2020 and filed with the United States Securities and Exchange Commission on such date, the Board of Directors unanimously recommends a vote:

•	FOR the election of the nominated slate of directors,

•	FOR the approval of the Company’s executive compensation,

•	FOR the ratification of auditors, and

•	AGAINST the shareholder proposal seeking to change the percent of shares required to call a special shareholder meeting.
Please vote via the internet or telephone as soon as possible or, alternatively, please sign, date, and return the enclosed proxy card or vote instruction form (see the instructions below).
If you need assistance voting your shares or have questions, please call D.F. King & Co., Inc. toll free at (800) 283-9185. On behalf of your Board of Directors, thank you for your trust and continued support.
Sincerely,

Jeffrey B. Guldner
Chairman of the Board, President and Chief Executive Officer

You may use one of the following simple methods to promptly provide your voting instructions:

Vote by Internet – Please access the website listed on your proxy card or voting instruction form and follow the instructions provided.

Vote by Telephone - Please call the toll free number listed on your proxy card or voting instruction form and follow the instructions provided.

Vote by Mail - Mark, sign, date and return your proxy card or voting instruction form and return it in the postage-paid return envelope provided.